UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

December 15, 2010 (Date of earliest event reported: December 14, 2010)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Series D and Warrant Purchase Agreement

On December 14, 2010, Geokinetics Inc. (“Geokinetics”) closed a $30 million private placement of 120,000 shares of a new series of junior preferred stock (the “Series D Preferred Stock”) and warrants (the “2010 Warrants”) to purchase 3,495,000 shares of Geokinetics’ common stock, pursuant to the terms of a Series D and Warrant Purchase Agreement, dated as of December 14, 2010 (the “Purchase Agreement”), with affiliates of Avista Capital Partners (“Avista”), Petroleum Geo-Services (“PGS”), Levant America S.A. (“Levant”) and other existing stockholders (collectively, the “Purchasers”).  As of September 30, 2010, Avista and funds managed by Avista owned 2,863,954 shares of Geokinetics’ outstanding common stock, and owned 91% of Geokinetics’ senior convertible preferred stock (the “Series B Preferred Stock”). The Series B Preferred Stock votes on an “as converted” basis with the common stock, and represents approximately 31% of the outstanding voting power of Geokinetics as of September 30, 2010.  Avista is also the sole holder of a series of Geokinetics’ senior non-convertible preferred stock (the “Series C Preferred Stock”).  Dividends on the Series C Preferred Stock accrue from the date of issuance and are paid in cash or accrued at the election of Geokinetics at a rate of 11.75% per annum and compounded quarterly.  The Series C Preferred Stock is subject to mandatory redemption on December 16, 2015.  Prior to the transaction described in this Current Report on Form 8-K, PGS owned approximately 12% of the outstanding shares of Geokinetics’ common stock.  Avista has two representatives, and PGS has one representative, on the Geokinetics Board of Directors.  In addition, Mr. Webster, Mr. Ziegler and a trust affiliated with Mr. Harte, all of whom are members of the Geokinetics Board of Directors, also participated as Purchasers in the Purchase Agreement.

Dividends on the Series D Preferred Stock accrue from the date of issuance and are paid in cash or accrued at the election of Geokinetics at a rate of 10.50% per annum and compounded quarterly, if paid in cash, and 11.50% per annum and compounded quarterly if accrued but not paid. The Series D Preferred Stock is subject to mandatory redemption on December 15, 2016, and subject to redemption at the option of Geokinetics at certain redemption prices as set forth therein. The 2010 Warrants have an initial exercise price of $9.64 per share (subject to adjustment), which was equal to 105% of the closing price of Geokinetics’ common stock on December 13, 2010, and expire on December 15, 2016.

In connection with the issuance of the Series D Preferred Stock and the 2010 Warrants, the Board of Directors of Geokinetics formed a special committee composed of disinterested and independent directors to negotiate and approve or disapprove of the terms of the preferred stock issuance and warrants, and the special committee received an opinion from an investment bank that the issuance of the preferred stock and warrants was fair to the stockholders of Geokinetics (other than the Purchasers) from a financial point of view.  The special committee unanimously approved the transactions in connection with the Purchase Agreement.

The Series D Preferred Stock and 2010 Warrants were issued pursuant to the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description is a summary of the material terms of the Purchase Agreement, the Series D Preferred Stock and the 2010 Warrants and does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, the Certificate of Designation of the Series D Preferred Stock and the form of the 2010 Warrants, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

Amendment to Registration Rights Agreement — In connection with the consummation of the transactions contemplated by the Purchase Agreement, Geokinetics, Avista, PGS and Levant entered into a First Amendment, dated December 14, 2010 (the “First Amendment”), to that certain Second Amended and Restated Registration Rights Agreement, dated as of February 12, 2010.  The First Amendment expands the rights of the holders of warrants to purchase shares of Geokinetics’ common stock to demand that Geokinetics repurchase such warrants upon a public offering of common stock.

The foregoing summary of the First Amendment is qualified in its entirety by reference to the terms of the First Amendment, which is attached hereto as Exhibit 4.4, and incorporated herein by reference.

Waiver and Amendment No. 3 to Credit Agreement.

On December 14, 2010, a wholly-owned subsidiary of Geokinetics, Geokinetics Holdings USA, Inc. (“Geokinetics Holdings” and collectively with Geokinetics, the “Company”), entered into a Waiver and Amendment No. 3 to the Credit Agreement (the “Amendment No. 3”) to amend that certain Credit Agreement, dated as of February 12, 2010 (as amended by Amendment No. 1 to the Credit Agreement dated as of June 30, 2010 and Waiver and Amendment No. 2 to the Credit Agreement dated as of September 30, 2010) (the “Credit Agreement”), by and among Geokinetics Holdings, Royal Bank of Canada, as administrative and collateral agent, and the financial institutions and other institutional lenders party thereto (collectively, the “Lenders”).   Amendment No. 3 provides a waiver related to the Credit Agreement for the cumulative EBITDA covenant for the month ended November 30, 2010 and for all financial covenants at the December 31, 2010 measurement date.

Among other things, the Amendment No. 3 provides adjustments to a monthly maximum total leverage ratio based on the latest twelve months adjusted EBITDA and a monthly minimum interest coverage ratio based on cumulative EBITDA from October 2010 thru August 2011 and certain additional measurement periods thereafter.  It also requires that the Company adhere to a monthly liquidity test, monthly senior notes interest reserve and monthly cumulative adjusted EBITDA targets based on October 2010 thru August 2011 and latest twelve months thereafter, commencing with the month ending January 31, 2011 through the month ending December 31, 2011.  Furthermore, capital expenditures for the fiscal year 2011 may not exceed $40 million.

The permitted outstanding borrowing amount under the revolver remains unchanged at $40 million, of which $29 million was outstanding as of December 13, 2010.  Amendment No. 3, however, provides that the maximum availability under the revolver will be limited to the lesser of $40 million and a borrowing base amount to be calculated periodically based on certain percentages of eligible accounts receivable and the value of equipment less the senior notes interest reserve.

The foregoing description is a summary of the material terms of the Amendment No. 3 and does not purport to be complete, and is qualified in its entirety by reference to the Amendment No. 3, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 2 — Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 above with respect to the Series D Preferred Stock is incorporated herein by reference.

SECTION 3 — Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above is incorporated herein by reference.

SECTION 5 — Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Purchase Agreement, as described in Item 1.01, Geokinetics amended its Certificate of Incorporation to reflect changes required by the establishment of a series of junior preferred stock, $10.00 par value, with the rights, preferences and privileges stated within the Certificate of Designation of Series D Junior Preferred Stock attached as Exhibit 4.2 hereto and incorporated herein by reference.

SECTION 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On December 14, 2010, Geokinetics issued a press release announcing the completion of the sale of the Series D Preferred Stock and 2010 Warrants.  On December 14, 2010, Geokinetics also issued a press release announcing the Amendment No. 3.

Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SECTION 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

4.1	Series D and Warrant Purchase Agreement, dated as of December 14, 2010
4.2	Certificate of Designation of Series D Junior Preferred Stock
4.3	Form of 2010 Warrants
4.4	First Amendment, dated as of December 14, 2010, to Second Amended and Restated Registration Rights Agreement
10.1

Waiver and Amendment No. 3 to the Credit Agreement, dated as of December 13, 2010, by and among Geokinetics Holdings and Royal Bank of Canada as administrative and collateral agent to the certain lenders named therein

99.1	Press release dated December 14, 2010, announcing completion of $30 million private placement of junior preferred stock
99.2	Press release dated December 14, 2010, announcing financial covenants waiver and third amendment to revolving credit facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

December 15, 2010	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Title of Document

4.1	Series D and Warrant Purchase Agreement, dated as of December 14, 2010
4.2	Certificate of Designation of Series D Junior Preferred Stock
4.3	Form of 2010 Warrants
4.4	First Amendment, dated as of December 14, 2010, to Second Amended and Restated Registration Rights Agreement
10.1

Waiver and Amendment No. 3 to the Credit Agreement, dated as of December 13, 2010, by and among Geokinetics Holdings and Royal Bank of Canada as administrative and collateral agent to the certain lenders named therein

99.1	Press release dated December 14, 2010, announcing completion of $30 million private placement of junior preferred stock
99.2	Press release dated December 14, 2010, announcing financial covenants waiver and third amendment to revolving credit facility